UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2010
Irvine Sensors Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 549-8211
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
As previously reported by Irvine Sensors Corporation (the “Company”), on March 26, 2010 the Company and its Chief Executive Officer, John C. Carson and its Chief Financial Officer, John J. Stuart, Jr. entered into a Settlement and Release Agreement with Timothy Looney, Barbara Looney and TWL Group, L.P. (collectively, “Looney”) pursuant to which the Company and Messrs. Carson and Stuart, on the one hand, and Looney, on the other hand, settled and released all claims and agreed to dismiss all litigation against each other relating to the Company’s acquisition of Optex Systems, Inc. in December 2005 and various transactions related thereto (the “Settlement Agreement”), the effectiveness of such Settlement Agreement contingent upon the Company’s receipt of consents from its senior creditors, Summit Financial Resources, L.P. (“Summit”) and Longview Fund, L.P. (“Longview”). The Company obtained such consents from Summit and Longview on or prior to April 9, 2010.
In connection with Longview’s consent described above, on April 9, 2010, the Company and Longview entered into an Agreement, Consent and Waiver (the “Longview Agreement”) pursuant to which the Company and Longview made certain agreements regarding the repayment of debt, cooperation in the sale of securities, contingent issuance of securities and waiver of certain rights in consideration for Longview delivering its consent to the Settlement Agreement and transactions related thereto. Specifically, the parties agreed that (i) the Company will repay to Longview all principal and interest due under that certain Secured Promissory Note dated July 13, 2007 upon the closing of an equity or debt financing (or a series of equity or debt financings) which results in gross proceeds to the Company in the aggregate in excess of $1,500,000 (the “Financing”); (ii) if the Company arranges for a third-party investor to purchase the Company’s Series A-1 Convertible Preferred Stock and Series A-2 Convertible Preferred Stock beneficially owned by Longview (collectively, the “Preferred Stock”) at its Stated Value (as defined in the respective Certificates of Designations) pursuant to a binding letter of intent delivered to Longview no later than June 1, 2010 (the “LOI”), Longview will sell the Preferred Stock to such investor on such terms and also sell all the Waiver Securities (as defined below) to such investor at a price per share of $0.30 (the “Buyout”), provided that the closing of such sale occurs no later than July 15, 2010; and (iii) in the event the LOI is not delivered on or prior to June 1, 2010, the Buyout has not closed on or prior to July 15, 2010 or Longview still owns Preferred Stock on July 15, 2010 (each, a “Contingency Date”), the Company shall issue to Longview (x) non-voting equity securities, with terms junior to the Company’s Series B Convertible Preferred Stock, convertible into 1,000,000 shares of the Company’s Common Stock (the “Contingent Securities”) and (y) a two-year warrant to purchase 1,000,000 shares of the Company’s Common Stock at an exercise price per share of $0.30, which was the last consolidated closing bid price of the Company’s Common Stock prior to the execution of the Longview Agreement as determined in accordance with Nasdaq Marketplace Rules (the “Contingent Warrant”). The terms of the Contingent Securities and the Contingent Warrant will be negotiated in good faith and mutually agreed upon by the parties if such issuances are required, except that both the Contingent Securities and the Contingent Warrant must include a blocker which would preclude conversion into Common Stock resulting in beneficial ownership by the holder and its affiliates of more than 4.99% of the Company’s outstanding Common Stock (a “Blocker”), the Contingent Warrant will include a cashless exercise provision, and neither the Contingent Securities nor the Contingent Warrant will be convertible or exercisable within six months of issuance.
Furthermore, pursuant to the Longview Agreement, Longview waived its right to receive dividends on the Preferred Stock that have already accumulated or will accumulate through July 15, 2010 in consideration for the issuance by the Company to Longview of non-voting equity securities, with terms junior to the Company’s Series B Convertible Preferred Stock, convertible into 2,750,000 shares of the Company’s Common Stock (the “Waiver Securities”) on terms to be negotiated in good faith and mutually agreed upon by the parties, except that the Waiver Securities shall include a Blocker and the Company must use commercially reasonable efforts to issue such Waiver Securities within 15 business days after April 9, 2010. In the event that the Nasdaq Stock Market objects to the Company’s issuance of the Contingent Securities, the Contingent Warrant or the Waiver Securities, the parties must negotiate in good faith to modify the Longview Agreement so as to effect as closely as possible the original intent of the parties and, if required, the Company must seek stockholder approval for such issuances at its annual stockholders’ meeting in July 2010.
Finally, pursuant to the Longview Agreement, Longview agreed to waive (i) all anti-dilution rights under the Preferred Stock, any warrant held by Longview or any other instrument or agreement between the Parties (the “Anti-Dilution Rights”) that may arise with respect to the Financing, but only to the extent that the price per share realized in such Financing is not lower than the exercise price per share of the Contingent Warrant and only if the

Financing closes on or prior to July 15, 2010; and (ii) to waive all Anti-Dilution Rights with respect to the issuance of the Contingent Securities and the Waiver Securities. In the event that the exercise price of the Contingent Warrant is lower than the conversion price of the Preferred Stock on the Contingency Date, the Longview Agreement is not a waiver of Anti-Dilution Rights with respect thereto.
As previously reported, pursuant to the terms of the Settlement Agreement, the Company agreed to issue to Mr. Looney a secured promissory note in the principal amount of $2,500,000 (the “Note”), and, in connection therewith, the Company agreed to enter into a Security Agreement and an Intellectual Property Security Agreement with Mr. Looney (collectively, the “Security Agreements”). On April 14, 2010, the Company issued the Note and entered into the Security Agreements, all on substantially the terms previously reported, except (i) the Note requires the Company to remit graduated monthly installment payments to Mr. Looney beginning with a payment of $8,000 in May 2010 and ending with a payment of $300,000 in June 2012 and (ii) a final payment of all outstanding principal and interest is due in July 2012.
The information set forth above is qualified in its entirety by reference to the actual terms of (i) the Settlement Agreement previously attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 1, 2010, and (ii) the Longview Agreement attached hereto as Exhibit 10.1 and the Note attached hereto as Exhibit 10.2 which are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.02.	Unregistered Sales of Equity Securities.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.
The above-described potential issuances of Contingent Securities, Contingent Warrant and Waiver Securities have been determined to be exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering, in which the investor is accredited and has acquired the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

Item 3.03	Material Modification to Rights of Security Holders.
The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Agreement, Consent and Waiver dated April 9, 2010

10.2	Secured Promissory Note dated April 14, 2010
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION (Registrant)
Dated: April 15, 2010	/s/ JOHN J. STUART, JR.
John J. Stuart, Jr.
Senior Vice President and Chief Financial Officer